                                                                    EXHIBIT 10.3



                        FORM OF PHANTOM SHARE AGREEMENT


     PHANTOM SHARE AGREEMENT by and among Monsanto Company, a Delaware corporation (the "Company"), Pharmacia Corporation, a Delaware corporation formerly known as Monsanto Company ("Pharmacia"), which is the sole shareholder of the Company, and ___________ (the "Executive"), dated as of the ___ day of ___________, 2000.

     WHEREAS, the Executive is an executive employee of Pharmacia; and

     WHEREAS, Pharmacia and the Executive are parties to an Employment Agreement dated as of April 25, 1997 (the "Current Employment Agreement"); and

     WHEREAS, in connection with the separation of the agricultural and pharmaceutical businesses of Pharmacia and its subsidiaries, the Executive has agreed to become an employee of the Company; and

     WHEREAS, in that connection, the Company, Pharmacia and the Executive wish to replace the Current Employment Agreement with the new arrangement provided for in this Phantom Share Agreement;

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1. Effect on Current Employment Agreement. (a) Effective as of the date of
        --------------------------------------
the initial public offering of the Shares (the "Effective Date"), the Current Employment Agreement shall be null and void and of no further force or effect. If the initial public offering of the Shares does not occur on or before March 31, 2001, or if the Company publicly announces before that date that it is no longer contemplating making an initial public offering of the Shares, then this Agreement shall be null and void and of no further force or effect, and the Current Employment Agreement shall remain in effect.

     (b) [VERFAILLIE: EFFECTIVE NO LATER THAN THE EFFECTIVE DATE, THE EXECUTIVE SHALL BECOME THE CHIEF EXECUTIVE OFFICER OF THE COMPANY AND SHALL HAVE THE AUTHORITY, DUTIES AND RESPONSIBILITIES SET FORTH IN EXHIBIT A TO THIS AGREEMENT AND THE BY-LAWS OF THE COMPANY.] [OTHERS: EFFECTIVE NO LATER THAN THE EFFECTIVE DATE, THE EXECUTIVE SHALL BECOME AN EMPLOYEE OF THE COMPANY.]

     2. Grant of Phantom Shares. Effective as of the Effective Date, the Company
        -----------------------
shall establish a bookkeeping account for the Executive (the "Account"), to which it shall from time to time credit hypothetical shares (the "Phantom Shares") of the common stock of the Company (the "Shares"). The initial number of Phantom Shares (which may include a fraction) credited to the Account shall equal the number of shares and fractions thereof determined by dividing (x) $_____ (the "Initial Value") by (y) the initial public offering price of the Shares.

     3. Adjustments to Account. Whenever a dividend or distribution is declared
        ----------------------
with respect to the common stock of the Company with a record date after the Effec-tive Date and at a time when Phantom Shares remain in the Account, an additional number of Phantom Shares shall be credited to the Account equal to the number of shares and having a Share Value as of the payment date for such dividend or distribution equal to the fair market value (as determined by the Committee) of such dividend. In the event of any change in corporate capitalization such as a stock split, any corporate transaction such as a merger, consolidation, separation, spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of reorganization in Section 368 of the Code), or any partial or complete liquidation of the Company, then notwithstanding any other provision of this Agreement, the Committee shall make such substitution or adjustments in the aggregate number and kind of shares represented by the Phantom Shares, if any, as it may determine to be appropriate or necessary to preserve the value thereof.

     4.  Vesting, Forfeiture and Payment of Account. (a) Performance Goal. As
         ------------------------------------------
soon as reasonably practicable after December 31, 2001, the Committee shall determine and certify whether or not the Performance Goal has been met, and if it has not been met, then the Executive shall forfeit all rights to the Account unless it has previously vested and been paid as provided below in this
Section 4.

     (b) Vesting On October 1, 2002. If the Executive remains an employee of the
         --------------------------
Company or any member of the Affiliated Group that includes the Company as of October 1, 2002, and the Committee has certified that the Performance Goal has been met, then the balance in the Account shall vest as of October 1, 2002.

     (c) Termination of Employment.
         -------------------------

         (i) The balance in the Account shall vest as of the date of the termination of the Executive's employment with the Company and the other members of the Affiliated Group that includes the Company, if such termination is the result of the Executive's death, Disability, Termination without Cause or Termination for Good Reason, and

         (A) such termination occurs before December 31, 2001; or

         (B) such termination occurs on or after December 31, 2001 but before October 1, 2002, and the Committee certifies that the Performance Goal has been met.

         (ii) The balance in the Account shall not vest if the termination of the Executive's employment with the Company and the other members of the Affiliated Group that includes the Company,

         (A) occurs before December 31, 2001 for any other reason than death, Disability, Termination without Cause, or Termination for Good Reason; or

         (B) occurs on or after December 31, 2001 but before October 1, 2002, and the Committee fails to certify that the Performance Goal has been met, and then in either case the Executive shall forfeit all rights to the Account unless it has previously vested and been paid as provided below in this
Section 4.

     (d) Change of Control. If there occurs a Monsanto Change of Control before
         -----------------
December 31, 2001 and the Executive remains an employee of the Company or any member of the Affiliated Group that includes the Company as of the date of the Monsanto Change of Control, the balance in the Account shall vest on the date of the Monsanto Change of Control. If there occurs a Pharmacia Change of Control before December 31, 2001 followed by a Second Trigger, and the Executive remains an employee of the Company or any member of the Affiliated Group that includes the Company as of the date of the Second Trigger, the balance in the Account shall vest on the date of the Second Trigger.

     (e) Payment of Account. Whenever the balance in the Account vests as
         ------------------
provided above, the Company shall pay to the Executive, in a single lump sum cash payment, an amount equal to the number of Phantom Shares credited to the Account times the Share Value, each determined as of the date of vesting; PROVIDED, that if the Account has vested pursuant to Section 4(c), the amount of such payment shall in no event be less than the Initial Value. Such payment shall be made as soon as reasonably practicable, but in any event within 30 days, after the last to occur of (i) the date on which such vesting occurs, (ii) the date on which the Committee certifies that the Performance Goal has been met, if such certification is a condition to such vesting, and (iii) the date on which the Company obtains the shareholder approval required by Section 5, unless such vesting occurs as a result of a Change of Control before the First Annual Meeting.

     5. Shareholder Approval. Notwithstanding any other provision of this
        --------------------
Agreement, the Executive shall have no right to any payments pursuant to Section 4 of this Agreement or otherwise with respect to the Phantom Shares and the Account, unless and until the shareholders of the Company have approved the material terms and conditions hereof in a manner satisfying the requirements of
Section 162(m)(4)(C) for performance-based compensation; PROVIDED, that such shareholder approval shall not be required if a Change of Control occurs before the First Annual Meeting. The Company shall seek such approval at the First Annual Meeting. By its signature below, Pharmacia hereby approves such terms and conditions and agrees to vote its shares of the Company for such approval at the First Annual Meeting.

     6. Definitions. For purposes of this Agreement, the following terms shall
        -----------
have the meanings set forth below:


     Account:  defined in Section 2.
     -------

     Affiliated Group: a group of corporations (domestic and foreign),
     ----------------
     partnership(s), joint venture(s), and other entities that would constitute an affiliated group of corporations within the meaning of Section 1504 of the Code, if each such entity were a domestic corporation, and for purposes of this agreement, substituting 30% ownership in Section 1504(a)(2)(A) for 80% ownership.

     Agreement:  this Phantom Share Agreement.
     ---------

      Board:  the Board of Directors of the Company.
      -----

      Change of Control:  a Monsanto Change of Control or a Pharmacia Change
      -----------------
      of Control.

      Code:  the Internal Revenue Code of 1986, as amended.
      ----

      Company:  defined in the first paragraph of this Agreement.
      -------

      Committee: the Company's Board People Committee or such other committee as may be designated by the Board; PROVIDED, that the Committee must consist solely of two or more members of the Board, each of whom qualifies as an "outside director" for purposes of Section 162(m) of the Code.

      Current Employment Agreement:  defined in the second "WHEREAS" clause of
      ----------------------------
      this Agreement.

      Disability: Before a Change of Control, "Disability" shall mean the Executive's long-term disability for purposes of any reasonable occupation as determined under the Company's disability plan that is applicable to the Executive. After a Change of Control, "Disability" shall be as defined in the Executive's Change-of-Control Employment Security Agreement.

      Effective Date:  defined in Section 1.
      --------------

      Exchange Act:  The Securities Exchange Act of 1934, as amended.
      ------------

      Executive:  defined in the first paragraph of this Agreement.
      ---------

      First Annual Meeting:  the first annual meeting of the Company's
      --------------------
      shareholders that occurs after the Effective Date.

      Initial Value:  defined in Section 2.
      -------------

      Monsanto Change of Control:  the happening of any of the events described
      --------------------------
      in subsections (a) through (d) below, if immediately following such event, Pharmacia does not beneficially own a majority of the then-outstanding
      Shares:

         (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of either (i) the Requisite Common Percentage of the then-outstanding Shares (the "Outstanding Company Common Stock") or (ii) the Requisite Voting Percentage of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company; (B) any acquisition by the Company or a Subsidiary of the Company; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or a Subsidiary of the Company; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and
(iii) of subsection (c) of this definition;

     (b) individuals who, as of the date of the initial public offering of the Shares, constitute the Board (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

     (c) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including without limitation a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their owner-ship, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, a Subsidiary of the Company, any corporation resulting from a Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, the Requisite Common Percentage of the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the Requisite Voting Percentage of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of such corporation, except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

            (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Monsanto Leadership Team: those individuals who are, immediately before a
------------------------
Pharmacia Change of Control, members of the Monsanto Leadership Team or any successor group thereto.

Performance Goal: the Performance Goal is for the Company's net income, as
----------------
reported in the Company's audited U.S. financial statements, but excluding (a) any items that are identified in the Company's reports filed with the Securities and Exchange Commission as unusual in nature or nonrecurring (such as restructuring costs, items related to resolution of litigation, and items related to mergers, acquisitions and divestitures) and (b) the cumulative effects of changes in accounting methodology made after September 20, 2000, to exceed zero for the period January 1, 2001 through December 31, 2001.

Person:  An individual, entity or group within the meaning of Section 13(d)(3)
------
or 14(d)(2) of the Exchange Act.

Phantom Shares: defined in Section 2.
--------------

Pharmacia:  defined in the first paragraph of this Agreement.
---------

Pharmacia Change of Control:  the happening of any of the events described in
---------------------------
subsections (a) through (d) below, if immediately following such event, Pharmacia beneficially owns a majority of the then-outstanding Shares:

            (a) the acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (1) the then-outstanding shares of common stock of Pharmacia (the "Outstanding Pharmacia Common Stock") or (2) the combined voting power of the then-outstanding voting securities of Pharmacia entitled to vote generally in the election of directors (the "Outstanding Pharmacia Voting Securities"); provided, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from Pharmacia; (B) any acquisition by the Company, Pharmacia, or a Subsidiary of either of them; (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, Pharmacia, or a Subsidiary of either of them; or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (c) of this definition;

            (b) individuals who, as of the date of the initial public offering of the Shares, constitute the Board of Directors of Pharmacia (the "Incumbent

Pharmacia Board"), cease for any reason to constitute at least a majority of the Pharmacia Board; provided, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Pharmacia's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Pharmacia Board shall be considered as though such individual were a member of the Incumbent Pharmacia Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Pharmacia;

            (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Pharmacia or the acquisition of assets or stock of another corporation (a "Pharmacia Business Combination"), in each case, unless, following such Pharmacia Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities immediately prior to such Pharmacia Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Pharmacia Business Combination (including without limitation a corporation that as a result of such transaction owns Pharmacia or all or substantially all of Pharmacia's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Pharmacia Business Combination of the Outstanding Pharmacia Common Stock and Outstanding Pharmacia Voting Securities, as the case may be, (ii) no Person (excluding the Company, Pharmacia, a Subsidiary of either of them, any corporation resulting from such Pharmacia Business Combination or any employee benefit plan (or related trust) thereof) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Pharmacia Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Pharmacia Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Pharmacia Business Combination were members of the Incumbent Pharmacia Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of Pharmacia, providing for such Pharmacia Business Combination;

            (d) approval by the stockholders of Pharmacia of a complete liquidation or dissolution of Pharmacia;

Requisite Common Percentage:  as of any given time, a percentage equal to or
---------------------------
greater than the higher of (a) 20 percent and (b) the percentage of the then-outstanding Shares then beneficially owned by Pharmacia.

Requisite Voting Percentage: as of any given time, a percentage equal to or
---------------------------
greater than the higher of (a) 20 percent and (b) the percentage of the voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors then beneficially owned by Pharmacia.

Second Trigger: the occurrence, during the one-year period immediately following
--------------
a Pharmacia Change of Control, of one of the following: (a) more than half of the members of the Monsanto Leadership Team are terminated by the Company without Cause or terminate their own employment for Good Reason, as those terms are defined in their respective Change-of-Control Employment Security Agreements; (b) the headquarters of the Company is relocated by more than 35 miles from its location immediately before the Pharmacia Change of Control, or a plan to effect such a relocation is publicly announced; (c) it is publicly announced that Pharmacia intends to take steps that will result in its ceasing to beneficially own a majority of the then-outstanding Shares or that would otherwise result in a Monsanto Change of Control, and such steps have not previously been approved by a majority of the members of the Monsanto Leadership Team.

Share Value: with respect to any given date, the average of the daily highest
-----------
and lowest per-share sales prices for the Shares during normal business hours on the New York Stock Exchange for each of the ten consecutive trading days ending with the immediately preceding date, or if the Shares were not traded on the New York Stock Exchange on such date, then ending with the next preceding date on which the Shares were traded, all as reported by such source as the Committee may select.

Shares:  defined in Section 2.
------

Subsidiary: with respect to any entity, any corporation, partnership, joint
----------
venture, limited liability company, or other entity or enterprise of which the first entity owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors, or of comparable equity participation and voting power.

Termination for Good Reason: Before a Change of Control, "Termination for Good
---------------------------
Reason" shall mean a termination of employment by the Executive as a result of, and within 90 days after the occurrence of, any of the following events: (a) [VERFAILLIE ONLY: THE ASSIGNMENT TO THE EXECUTIVE OF ANY DUTIES THAT ARE MATERIALLY INCONSISTENT IN ANY RESPECT WITH THE EXECUTIVE'S POSITION AS CHIEF EXECUTIVE OFFICER AND HIS DUTIES AND RESPONSIBILITIES AS SET FORTH IN EXHIBIT A AND THE BY-LAWS OF THE COMPANY] [OTHERS: A SUBSTANTIAL DIMINU-

-TION IN THE EXECUTIVE'S POSITION, AUTHORITY, DUTIES OR RESPONSIBILITIES FROM THOSE IN EFFECT AS OF THE EFFECTIVE DATE], unless such [VERFAILLIE ONLY:
ASSIGNMENT] [ OTHERS: DIMINUTION] is remedied by the Company within 30 days after receipt of notice thereof given by the Executive; (b) any reduction in the amount of, or failure to pay, the Executive's current annual base salary or any reduction in the amount of, or failure to pay, the Executive's other long-term aggregate incentive compensation opportunities, perquisites or other benefits, unless such reduction or failure is remedied by the Company within 30 days after receipt of notice thereof given by the Executive, or occurs as a result of a reduction that affects all senior executives of the Company similarly; (c) the Company's requiring the Executive to be based at any office or location more than 35 miles from the office where the executive is employed on the Effective Date or to be based at a location other than the principal executive offices of the Company. After a Change of Control, "Termination for Good Reason" shall mean a termination of employment by the Executive for Good Reason, as that term is defined in the Executive's Change-of-Control Employment Security Agreement.

Termination Without Cause: Before a Change of Control, "Termination Without
-------------------------
Cause" shall mean termination of the Executive's employment by the Company other than as a result of: (a) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board [OR THE CHIEF EXECUTIVE OFFICER OF THE COMPANY] which specifically identifies the manner in which the Board [OR CHIEF EXECUTIVE OFFICER] believes that the Executive has not substantially performed the Executive's duties; (b) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or (c) the Executive's Disability. For purposes of this definition, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board [OR UPON THE INSTRUCTIONS OF THE CHIEF EXECUTIVE OFFICER OR A SENIOR OFFICER OF THE COMPANY] or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, termination as a result of an event described in clause (a) or (b) above shall be deemed to be a "Termination Without Cause" unless and until (i) the Executive has been given the opportunity, on reasonable advance notice, to be heard before the Board, together with counsel to the Executive and (ii) there shall have been delivered to the Executive a copy of a resolution thereafter duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the Executive, if the Executive is a member of the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of conduct described in either (a) or (b) above, and specifying the particulars thereof in detail. After a Change of Control, "Termination Without Cause" shall mean a termination of the Executive's employment by the Company other than for Cause or Disability, as those terms are defined in the Executive's Change-of-Control Employment Security Agreement.

        7.  Miscellaneous.  (a)  This Agreement is personal to the Executive
            -------------
and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

        (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

        (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

        (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives

        (e) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Executive:
        -------------------

              800 North Lindbergh Boulevard
              St. Louis, Missouri  63167

        If to the Company:
        -----------------

              800 North Lindbergh Boulevard
              St. Louis, Missouri  63167

              Attention:  General Counsel
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

        (f) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

        IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to due authorization, the Company and Pharmacia have each caused these presents to be executed in its name on its behalf, all as of the day and year first above written.



                                        ----------------------------------
                                                [NAME OF EXECUTIVE]


                                        MONSANTO COMPANY


                                        By
                                          --------------------------------

                                        PHARMACIA CORPORATION


                                        By
                                          --------------------------------

                               [Verfaillie Only]

                                   EXHIBIT A



In addition to any other authority granted to the Chief Executive Officer pursuant to the By-Laws of the Company, the Executive shall have such duties, authority and responsibilities as are customarily associated with the position of Chief Executive Officer and such other duties and responsibilities as the Board of Directors of the Company has assigned to him as of September 21, 2000.